EXHIBIT 10
                                                       ----------



                           AGREEMENT
                           ---------


          Agreement  made as of the 14th day of September,  1998,


by  and  between Overseas Shipholding Group, Inc., a  corporation incorporated under the laws of Delaware with its principal office at 511 Fifth Avenue, New York, New York 10017 (the "Company") and


Myles  R. Itkin, residing at 1100 Park Avenue, Apt. 2C, New York,


New York  10128 (the "Executive").


                      W I T N E S S E T H:


          WHEREAS,  the  Company believes that the  establishment


and  maintenance of a sound and vital management of  the  Company and its affiliates is essential to the protection and enhancement of the interests of the Company and its stockholders;


          WHEREAS,  the Company also recognizes that the possibil


ity  of a Change of Control of the Company (as defined in Section


1  hereof),  with  the attendant uncertainties and  risks,  might result  in the departure or distraction of key employees  of  the


Company to the detriment of the Company; and


          WHEREAS,  the Company has determined that it  is  appro-


priate  to take steps to induce key employees to remain with  the


Company, and to reinforce and encourage their continued attention and  dedication, when faced with the possibility of a  Change  of


Control of the Company.


          NOW,  THEREFORE, in consideration of the  premises  and


mutual  covenants  herein contained, the  parties  hereto  hereby agree as follows:




1.    A  CHANGE  OF CONTROL shall be deemed to have occurred  if:


(i)  any  person (as defined in Section 3(a)(9) of the Securities


Exchange Act of 1934, as amended (the "Exchange Act") and as used in  Sections  13(d)  and 14(d) thereof), excluding  the  Company,


Maritime  Overseas Corporation, any "Subsidiary" of  either,  any employee  benefit plan sponsored or maintained  by  the  Company,


Maritime  Overseas  Corporation  or  any  Subsidiary  of   either


(including any trustee of any such plan acting in his capacity as trustee)  and  any person who (or group which includes  a  person who)  is  the beneficial owner (as defined in Rule 13(d)-3  under the  Exchange  Act)  as of January 1, 1994 of  at  least  fifteen percent  (15%)  of the common stock of the Company,  becomes  the beneficial  owner (as defined in Rule 13(d)-3 under the  Exchange


Act)  of  shares  of the Company having at least  thirty  percent


(30%)  of  the  total number of votes that may be  cast  for  the election  of directors of the Company; (ii) there is a merger  or other  business  combination  of the  Company,  sale  of  all  or substantially all of the Company's assets or combination  of  the


foregoing   transactions   (a  "Transaction"),   other   than   a


Transaction  involving only the Company and one or  more  of  its


Subsidiaries,  or a Transaction immediately following  which  the shareholders of the Company immediately prior to the  Transaction continue  to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder of the Company owning directly or indirectly more than ten percent (10%) of  the shares  of the other company involved in the Transaction if  such shareholder  is  not as of January 1, 1994, the beneficial  owner


(as  defined in Rule 13(d)-3 under the Exchange Act) of at  least fifteen  percent  (15%) of the common stock of the  Company);  or


(iii) during any period of two (2) consecutive years beginning on or  after October 21, 1996, the persons who were directors of the


Company  immediately  before the beginning of  such  period  (the


"Incumbent  Directors") shall cease (for any  reason  other  than death)  to  constitute  at  least a  majority  of  the  board  of directors  of  the  Company  or the board  of  directors  of  any successor to the Company, provided that, any director who was not a  director  as  of October 21, 1996 shall be  deemed  to  be  an


Incumbent Director if such director was elected to the  board  of directors  by, or on the recommendation of or with  the  approval of, at least two-thirds (2/3) of the directors who then qualified as  Incumbent Directors either actually or by prior operation  of the  foregoing unless such election, recommendation  or  approval occurs  as  a result of an actual or threatened election  contest


(as  such  terms  are  used  in Rule  14a-11  of  Regulation  14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or  on behalf of a person other than a member of the Board.  Only one (1) Change of Control may occur under this Agreement.


          2.    TERM.  This Agreement shall commence on the  date


hereof and shall expire on the earliest of (i) October 21,  1999,


subject  to  the right of the Board of Directors of  the  Company


(the "Board") and the Executive to extend it, provided that if  a


Change  of  Control takes place prior to October  21,  1999,  the duration of this Agreement under this subpart (i) shall be  until two  (2)  years after the Change of Control whether such two  (2)


year  period ends before or after the end of such three (3)  year period; (ii) the date of the death of the Executive or retirement or  other  termination of the Executive's employment (voluntarily or  involuntarily) with the Company prior to a Change of  Control other  than  as a result of a termination by the Company  without


Cause (as defined below) or by the Executive with Good Reason (as defined  below); or (iii) one hundred twenty (120) days  after  a termination by the Company without Cause or by the Executive with


Good Reason if a Change of Control does not occur on or prior  to


such  date.   Notwithstanding anything in this Agreement  to  the


contrary, if the Company becomes obligated to make any payment to the  Executive pursuant to the terms hereof at or  prior  to  the expiration of this Agreement, then this Agreement shall remain in effect  for such and related purposes until all of the  Company's obligations  hereunder are fulfilled.  Further, provided  that  a


Change  of  Control has taken place prior to the  termination  of this  Agreement, the provisions of Sections 10(a),  (d)  and  (e)


hereof  shall  survive and remain in effect  notwithstanding  the termination of this Agreement, the termination of the Executive's employment  or  any  breach or repudiation or alleged  breach  or repudiation by the Company or the Executive of this Agreement  or any one or more of its terms.


          3.    TERMINATION FOLLOWING CHANGE OF CONTROL.  If, and


only  if, a Change of Control occurs and one (1) of the following


occurs:   (i)  the  Executive's employment with  the  Company  is


terminated  by  the  Company without  Cause  (provided  that  for purposes  of  this Section (i), Cause shall not  include  (ii)(E)


below) or by the Executive for Good Reason at any time within two


(2)  years  after  the  Change of Control, (ii)  the  Executive's employment with the Company terminates for any reason whatsoever,


including  but  not  limited  to  termination  by  the  Executive voluntarily with or without Good Reason, within thirty (30)  days after the end of the one (1) year period running from the date of the  Change of Control, or (iii) the Executive's employment  with the Company terminates as a result of the Executive's death after the  Change  of Control, but prior to the end of the thirty  (30)


day  period after the end of the one (1) year period running from the  date  of  the  Change  of Control, the  Executive  shall  be


entitled  to  the  amounts  provided  in  Section  4  upon   such


termination.  In addition, notwithstanding the foregoing, in  the event  the  Executive is terminated without Cause  or  terminates employment (as a result of an event occurring within one  hundred twenty (120) days prior to the occurrence of a Change of Control)


for Good Reason within one hundred twenty (120) days prior to the occurrence  of a Change of Control, such termination shall,  upon the  occurrence of a Change of Control, be deemed to  be  covered under  the Agreement and the Executive shall be entitled  to  the amounts  provided under Section 4 hereof reduced by  any  amounts


otherwise   received  in  connection  with  his  termination   of


employment.   The  foregoing  terms  shall  have  the   following


meanings:


          (i) TERMINATION FOR GOOD REASON. For purposes of this Agreement, termination for Good Reason shall mean a termination by the Executive effected by a written notice given within sixty
(60) days after the occurrence of the Good Reason event. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events without the Executive's express written consent:

               (A)  following a Change of Control,  any  material
     diminution in the Executive's duties and responsibilities, authority, or any diminution in the Executive's title, or the assignment to the Executive of duties and responsibilities materially inconsistent with the position held by the Executive immediately prior to the Change of
     Control, except in each case in connection with the termination of the Executive's employment for Cause or as a result of the Executive's death, or temporarily as a result of the Executive's illness or other absence; (B) a reduction in the Executive's annual base salary; (C) a relocation of the Executive's principal business location to an area outside a fifty (50) mile radius of the Executive's current principal business location; or (D) a material breach by the Company of any other agreement with the Executive without proper justification that remains uncured for ten (10) days after written notice of such breach is given to the Company.

          (ii) CAUSE. As used herein, the term "Cause" shall mean: (A) the willful engaging by the Executive in gross misconduct which is materially injurious to the Company, with written notice of the specific misconduct given to the Executive;
(B) Executive's conviction of (or pleading of NOLO CONTENDERE to) a crime involving any financial impropriety or other crime which would materially interfere with the Executive's ability to perform his services to the Company or otherwise be materially injurious to the Company; (C) the willful breach by the Executive of any of his material obligations under any agreement with the Company without proper justification, which breach is not cured within ten (10) days after written notice thereof from the Company; (D) refusal to follow the proper and achievable written direction of the Board within five (5) business days of it being given, provided that the foregoing refusal shall not be "Cause" if the Executive in good faith believes that such direction is illegal, unethical or immoral and Executive promptly so notifies the Board; or (E) the Executive's inability to perform his material duties and responsibilities due to the same or related physical or mental illness for one hundred eighty (180) consecutive days. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in the best interest of the Company.

          The Executive's continued employment for a period of up


to  sixty (60) days after the occurrence of any act or failure to act  constituting  Good  Reason hereunder  shall  not  constitute consent  to, or a waiver of rights with respect to, any such  act or failure to act.


          4.    COMPENSATION  ON  CHANGE OF CONTROL  TERMINATION.


If,  pursuant to Section 3, the Executive is entitled to  amounts and benefits under this Section 4, the Company shall, subject  to


Section  8,  pay and provide to Executive:  (A)  in  a  lump  sum within  five  (5)  days  after  such  termination  (or,  if  such termination  occurred prior to a Change of Control,  within  five


(5)  days  after  the  Change  of  Control)  (i)  two  (2)  times


Executive's  highest  annual base salary  in  effect  within  one hundred twenty-one (121) days prior to, or at any time after, the


Change  of  Control, (ii) subject to submission of documentation,


any  incurred but unreimbursed business expenses for  the  period prior  to  termination payable in accordance with  the  Company's policies, and (iii) any base salary, bonus, vacation pay or other compensation  accrued or earned under law or in  accordance  with the  Company's policies applicable to the Executive but  not  yet paid;  (B)  any  other amounts or benefits  due  under  the  then applicable  employee  benefit (including without  limitation  any


Supplemental  Executive  Retirement Plan),  equity  or  incentive plans  of  the Company applicable to the Executive  as  shall  be determined  and paid in accordance with such plans; (C)  two  (2)


years   of   additional  service  and  compensation  credit   (at


Executive's highest compensation level in the one hundred twenty-


one  (121) day period prior to, or at any time after, the  Change of  Control) for pension purposes, and an increase in his age  by two  (2)  years for purposes of calculating any early  retirement subsidy  or  actuarial reduction, under any defined benefit  type qualified  or  nonqualified pension plan or  arrangement  of  the


Company and its affiliates applicable to Executive, measured from the  date  of termination of employment and not credited  to  the extent  that  the Executive is otherwise entitled to such  credit during  such  two (2) year period, which payments shall  be  made through  and  in  accordance with the terms of  the  nonqualified defined  benefit pension plan or arrangement if any  then  exists that  is not purely an excess plan within the meaning of 4 U.S.C.


114(b)(1)(I)(ii), or, if not, in an actuarially equivalent lump sum  (using the actuarial factors then applying in the  Company's defined  benefit  plan  covering the  Executive);  (D)  continued


coverage  under the Company health plans in which  the  Executive


participates   (whether  as  an  active   or   former   employee)


immediately  prior to the Change of Control or  equivalent  plans thereto  (the  "Health Plans") for the Executive (except  in  the case of the Executive's death) and the Executive's dependents for two  (2)  years  from the date of termination of the  Executive's employment,  provided that premiums for such  coverage  shall  be paid by the Executive on the same basis as prior to the Change of


Control;  and further provided that such coverage shall cease  to the  extent  that  the providing of such coverage  would  violate applicable law or result in other participants being taxed on the benefits  under  such  Health Plans; and (E)  continued  coverage under  the  Company  life insurance plan in which  the  Executive participates  (at  the  same  cost as  for  active  employees  of equivalent age) at a benefit level equal to the higher  level  in effect  immediately prior to the Change of Control or immediately


prior   to   the   Executive's  termination  or,   alternatively,


equivalent coverage (on a tax grossed up basis, to the extent the amount  taxable  to  the  Executive is greater  than  the  amount taxable  to  him  if he was an employee and participated  in  the


Company's life insurance plan) for two (2) years from the date of termination of the Executive's employment.


          5.    EXCISE TAX LIMIT.  Notwithstanding anything  else


herein, to the extent that the Executive would be subject to  the excise  tax  imposed under Section 4999 of the  Internal  Revenue


Code  of 1986, as amended (the "Code") (and any similar tax  that may  hereafter  be  imposed)  on  the  payments  and/or  benefits provided  by Section 4 or any other amounts (whether pursuant  to the  terms  of  this Agreement or any other plan, arrangement  or agreement with the Company, any person whose actions result in  a change  of  ownership  or effective control  covered  by  Section


280G(b)(2) of the Code or any person affiliated with the  Company or  such  person) as a result of a Change of Control, the amounts to be paid under this Agreement shall be automatically reduced to an  amount  one  dollar less than that, when combined  with  such other  amounts  and  benefits required to be so  included,  would subject  the  Executive to excise tax under Section 4999  of  the


Code.   Such amount shall be reduced from the lump sum due  under


Section 4(A) hereof.


          6.   NOTICE OF TERMINATION.  After a Change of Control,


any  purported  termination of the Executive's employment  (other than  by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance  with Section 14.  For purposes of this  Agreement,  a


"Notice of Termination" shall mean a notice which shall set forth in  reasonable  detail  the  facts and circumstances  claimed  to provide  a  basis for termination of the Executive's  employment.


Further,  a Notification of Termination for Cause after a  Change of  Control  is  required to include a copy of a resolution  duly adopted by the affirmative vote of not less than two-thirds (2/3)


of  the entire membership of the Board at a meeting of the  Board which  was  called  and held for the purpose of considering  such termination and which the Executive had the right to  attend  and speak  finding that, in the good faith opinion of the Board,  the


Executive  has engaged in conduct set forth in the definition  of


Cause herein, and specifying the particulars thereof in detail.


          7.    DATE OF TERMINATION.  "Date of termination," with


respect  to  any purported termination of the Executive's  employ ment after a Change of Control, shall mean the date specified  in the Notice of Termination (which, in the case of a termination by the  Company, shall not be less than thirty (30) days (except  in the  case  of  a termination for Cause which shall  be  the  date specified  in the Notice of Termination) and, in the  case  of  a termination by the Executive for Good Reason, shall not  be  less than  five (5) days nor more than sixty (60) days, from the  date such Notice of Termination is given).  In the event of Notice  of


Termination  by the Company, the Executive may treat such  notice as  having a date of termination at any date between the date  of the  receipt of such notice and the date of termination indicated


in  the Notice of Termination by the Company; provided, that  the


Executive  must give the Company written notice of  the  date  of termination if he deems it to have occurred prior to the date  of termination indicated in the notice.


          8.    NO  DUTY TO MITIGATE/SET-OFF.  The Company agrees


that if the Executive's employment with the Company is terminated pursuant to this Agreement during the term of this Agreement, the


Executive  shall not be required to seek other employment  or  to attempt in any way to reduce any amounts payable to the Executive by  the  Company pursuant to this Agreement.  Further, the amount of  any  payment or benefit provided for in this Agreement  shall not  be  reduced by any compensation earned by the  Executive  or benefit provided to the Executive as the result of employment  by another  employer  or  otherwise.  Except as  otherwise  provided herein and apart from any disagreement between the Executive  and the  Company concerning interpretation of this Agreement  or  any term  or provision hereof, the Company's obligations to make  the payments provided for in this Agreement and otherwise to  perform


its   obligations  hereunder  shall  not  be  affected   by   any


circumstances, including without limitation, any set-off, counter claim,  recoupment, defense or other right which the Company  may have against the Executive.  The amounts due under Section 4  are inclusive,  and in lieu of, any amounts payable under  any  other salary  continuation or cash severance arrangement of the Company and  to  the  extent  paid  or  provided  under  any  other  such arrangement shall be offset against the amount due hereunder.


          9.    SERVICE WITH SUBSIDIARIES.  For purposes of  this


Agreement, employment by a subsidiary or a parent of the  Company shall be deemed to be employment by the Company and references to the  Company  shall include all such entities,  except  that  the payment obligation hereunder shall be solely that of the Company.


A  Change  of Control, however, as used in this Agreement,  shall refer only to a Change of Control of the Company.


          10.     CONFIDENTIALITY;   NO    NON-COMPETITION;    NO


RESIGNATION.  (a)  The Executive shall not at any time during the term  of  this Agreement, or thereafter, directly or  indirectly,


for  any  reason  whatsoever,  communicate  or  disclose  to  any


unauthorized  person,  firm  or  corporation,  or  use  for   the


Executive's own account, without the prior written consent of the


Board,   any  proprietary  processes,  trade  secrets  or   other


confidential data or information of the Company and  its  related and  affiliated companies concerning their businesses or affairs,


accounts,  products, services or customers, it being  understood,


however, that the obligations of this Section shall not apply  to the extent that the aforesaid matters (i) are disclosed in circum stances in which the Executive is legally required to do  so,  or


(ii)  become  known to and available for use by the public  other than by the Executive's wrongful act or omission.


          (b)   In consideration of this Agreement, the Executive


agrees  that  he  will not resign from the Company  without  Good


Reason  for at least one hundred eighty (180) days from the  date hereof,  except the foregoing shall not apply after a  Change  of


Control.


          (c)   In consideration of this Agreement, the Executive


agrees  that  he will, following a Change of Control  and  timely payment  of  amounts  due  him hereunder,  consult  in  a  senior advisory  capacity  to assist in the orderly  transition  to  new management for a period of ninety (90) days following a Change of


Control.


          (d)  The Company shall continue to cover the Executive,


or  cause  the  Executive to be covered, under any  director  and officer  insurance  maintained after the Change  of  Control  for directors and officers of the Company (whether by the Company  or another entity) at the highest level so maintained for any  other past  or active director or officer with regard to any action  or omission  of  the Executive while an officer or director  of  the


Company or its affiliates.  Such coverage shall continue for  any period during which the Executive may have any liability for  the aforesaid actions or omissions.


          (e)   Following a Change of Control, the Company  shall


indemnify  the Executive to the fullest extent permitted  by  law


against   any  claims,  suits,  judgments,  expenses   (including


reasonable  attorney fees), with advancement of  legal  fees  and disbursements  to the fullest extent permitted  by  law,  arising from,  out of, or in connection with the Executive's services  as an  officer or director of the Company, as an officer or director of any affiliate for which the Executive was required to serve as such by the Company or as a fiduciary of any benefit plan of  the


Company or any affiliate.


          11.  SUCCESSORS; BINDING AGREEMENT.  In addition to any


obligations imposed by law upon any successor to the Company, the


Company  will require any successor (whether direct or  indirect,


by  purchase,  merger,  consolidation or  otherwise)  to  all  or substantially all of the business and/or assets of the Company to expressly  assume and agree in writing to perform this  Agreement in  the same manner and to the same extent that the Company would be  required to perform it if no such succession had taken place.


This  Agreement shall inure to the benefit of and be  enforceable by  the Executive's personal or legal representatives, executors,


administrators,  successors, heirs,  distributees,  devisees  and


legatees.   If  the  Executive shall die while any  amount  would


still be payable to the Executive hereunder if the Executive  had continued  to  live, all such amounts, unless otherwise  provided herein,  shall  be  paid in accordance with  the  terms  of  this


Agreement  to the executors, personal representatives or  adminis trators of the Executive's estate.  This Agreement is personal to the  Executive and neither this Agreement or any rights hereunder may be assigned by the Executive.


          12.   MISCELLANEOUS.  No provisions of  this  Agreement


may  be modified, waived or discharged unless such waiver, modifi cation  or  discharge is agreed to in writing and signed  by  the


Executive  and such officer as may be specifically designated  by the  Board.  No waiver by either party hereto at any time of  any breach  by  the  other party hereto of, or compliance  with,  any condition  or  provision shall be deemed a waiver of  similar  or dissimilar provisions or conditions at the same or at  any  prior


or  subsequent  time.   This  Agreement  constitutes  the  entire


Agreement  between the parties hereto pertaining to  the  subject


matter  hereof.   No  agreements  or  representations,  oral   or


otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth  in  this Agreement.  All references to any  law  shall  be deemed also to refer to any successor provisions to such laws.


          13.   COUNTERPARTS.  This Agreement may be executed  in


several  counterparts, each of which shall be  deemed  to  be  an original  but all of which together will constitute one  and  the same instrument.


          14.    NOTICES.   Any  notice  or  other  communication


required or permitted hereunder shall be in writing and shall  be


delivered  personally,  or  sent  by  registered  mail,   postage


prepaid.  Any such notice shall be deemed given when so delivered personally, or, if mailed, five days after the date of deposit in the United States mails, or as follows:


               (i)  If to the Company, to:

                    Overseas Shipholding Group, Inc.
                    511 Fifth Avenue
                    New York, New York  10017
                    Attention:  Chairman


               (ii) If to the Executive, to his last shown
                    address on the books of the Company.


          Any  party may by notice given in accordance with  this


Section to the other parties, designate another address or person for receipt of notices hereunder.


          15.  SEPARABILITY.  If any provisions of this Agreement


shall be declared to be invalid or unenforceable, in whole or  in part,  such  invalidity or unenforceability shall not affect  the remaining provisions hereof which shall remain in full force  and effect.


          16.   LEGAL  FEES.  In the event the Company  does  not


make  the  payments  due  hereunder on a  timely  basis  and  the


Executive  collects any part or all of the payments provided  for hereunder  or otherwise successfully enforces the terms  of  this


Agreement  by  or through a lawyer or lawyers, the Company  shall pay  all  costs  of  such  collection or  enforcement,  including reasonable  legal  fees and other reasonable  fees  and  expenses which  the  Executive may incur.  The Company shall  pay  to  the


Executive  interest at the prime lending rate as  announced  from time  to time by Citibank, N.A. on all or any part of any  amount to be paid to Executive hereunder that is not paid when due.  The prime  rate for each calendar quarter shall be the prime rate  in effect on the first day of the calendar quarter.


          17.   ARBITRATION.  Any dispute or controversy  arising


under  or  in  connection with this Agreement  shall  be  settled exclusively by arbitration conducted in the City of New  York  in the State of New York under the Commercial Arbitration Rules then prevailing  of  the  American Arbitration  Association  and  such submission shall request the American Arbitration Association to:


(i)   appoint   an   arbitrator  experienced  and   knowledgeable


concerning the matter then in dispute; (ii) require the testimony to  be transcribed; (iii) require the award to be accompanied  by findings  of fact and the statement for reasons for the decision;


and  (iv)  request the matter to be handled by and in  accordance with  the  expedited procedures provided for  in  the  Commercial


Arbitration  Rules.  The determination of the arbitrators,  which shall  be  based upon a de novo interpretation of this Agreement,


shall  be  final and binding and judgment may be entered  on  the arbitrators' award in any court having jurisdiction.  The Company shall  pay all costs of the American Arbitration Association  and the arbitrator.


          18.    NON-EXCLUSIVITY  OF  RIGHTS.   Nothing  in  this


Agreement  shall prevent or limit the Executive's  continuing  or future participation in any benefit, bonus, incentive, equity  or other  plan or program provided by the Company and for which  the


Executive may qualify, nor shall anything herein (except  Section


8)  limit or otherwise prejudice such rights as the Executive may have  under  any other currently existing plan, agreement  as  to employment  or  severance from employment  with  the  Company  or statutory entitlements, provided, that to the extent such amounts are  paid under Section 4 hereof or otherwise, they shall not  be due under any such program, plan, agreement, or statute.  Amounts that  are  vested  benefits or which the Executive  is  otherwise entitled to receive under any plan or program of the Company,  at or  subsequent  to the date of termination shall  be  payable  in accordance  with  such  plan  or  program,  except  as  otherwise specifically provided herein.


          19.   NOT AN AGREEMENT OF EMPLOYMENT.  This is  not  an


agreement assuring employment and, subject to any other agreement between  the Executive and the Company, the Company reserves  the right to terminate the Executive's employment at any time with or without  cause, subject to the payment provisions hereof if  such termination  is  after, or within ninety (90)  days  prior  to  a


Change of Control, as defined herein.  The Executive acknowledges that  he is aware that he shall have no claim against the Company hereunder or for deprivation of the right to receive the  amounts


hereunder  as  a  result  of  any  termination  that   does   not


specifically satisfy the requirements hereof or as  a  result  of any other action taken by the Company.


          20.    INDEPENDENT   REPRESENTATION.    The   Executive


acknowledges that he has been advised by the Company to have  the


Agreement reviewed by independent counsel and has been given  the opportunity to do so.


          21.  GOVERNING LAW.  This Agreement shall be construed,


interpreted,  and governed in accordance with  the  laws  of  the


State  of  Delaware  without  reference  to  rules  relating   to


conflicts of law.


          IN  WITNESS WHEREOF, the Company has caused this  Agree


ment  to be duly executed and the Executive has hereunto set  his hand as of the date first set forth above.


                              OVERSEAS SHIPHOLDING GROUP, INC.



                              By:  /S/
                                  -----------------------------
                                  Name:
                                  Title:


                              EXECUTIVE


                              /S/
                              ---------------------------------
                              Myles R. Itkin